Exhibit 5

[Letterhead of Gibson, Dunn & Crutcher LLP]

May 4, 2005

Watson Wyatt & Company Holdings
1717 H Street, N.W.
Washington, DC 20006-3900

  Re:
  Registration Statement on Form S-4 of Watson Wyatt & Company Holdings

Ladies and Gentlemen:

        We are familiar with the Registration Statement on Form S-4 (the "Registration Statement") filed by Watson Wyatt & Company Holdings, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the issuance of 11,040,571 shares of Class A common stock, par value $0.01, of the Company (the "Common Stock"), which shares are being issued to Watson Wyatt LLP in connection with the acquisition by a subsidiary of the Company of substantially all of the assets, and assumption of most liabilities, of Watson Wyatt LLP pursuant to the Business Transfer Agreement, dated as of April 15, 2005, by and among the Company, Watson Wyatt (UK) Acquisitions 2 Limited, The Wyatt Company Holdings Limited and Watson Wyatt LLP (the "Business Transfer Agreement").

        We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

        Based on the foregoing and in reliance thereon, and subject to (a) completion of the corporate and stockholder action required to be taken by the Company and its stockholders in order to issue the Common Stock in connection with the acquisition and (b) the qualifications and limitations set forth below, we are of the opinion that the 11,040,571 shares of Common Stock to be issued to Watson Wyatt LLP pursuant to the Business Transfer Agreement have been duly authorized and will, upon issuance in accordance with the terms of the Business Transfer Agreement, be validly issued, fully paid and non-assessable.

        The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of issuance of the Common Stock:

        (a)    The Certificate of Incorporation and bylaws of the Company will not be amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein; and

        (b)    the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded.

Watson Wyatt & Company Holdings
May 4, 2005

        This opinion is limited to the present corporate laws of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdiction other than the State of Delaware. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

        This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving these consents, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

GIBSON, DUNN & CRUTCHER LLP